EXHIBIT 10.1

Execution Version

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 15th day of March, 2013, by and between Frederick’s of Hollywood Group Inc., a New York corporation (the “Company”), and Five Island Asset Management LLC, a Delaware limited liability company (the “Purchaser”).

The parties hereby agree as follows:

1.                  Purchase and Sale of Preferred Stock.

1.1              Sale and Issuance of Series B Preferred Stock; Closing; Disclosure.

(a)                The Company shall adopt the Certificate of Amendment in the form of Exhibit A attached to this Agreement (the “Certificate of Amendment”) and, after the close of trading of the Company’s common stock, $0.01 par value per share (the “Common Stock”) on the date hereof, file the Certificate of Amendment with the Secretary of State of the State of New York.

(b)               Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and the Company agrees to sell and issue to the Purchaser 100,000 shares of Series B Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Series B Preferred Stock”), at a purchase price of $100.00 per share. The shares of Series B Preferred Stock issued to the Purchaser pursuant to this Agreement shall be referred to in this Agreement as the “Shares.”

(c)                The closing of the purchase and sale of the Shares provided for hereunder (the “Closing”) shall occur remotely via the exchange of documents and signatures on the date hereof but after the close of trading of the Company’s Common Stock and after the filing of the Certificate of Amendment as provided in subsection (b) above. Except as required by applicable Law, the Company shall not, prior to the Closing, disclose to any third parties other than its advisors the existence of, or any information concerning, this Agreement or the transactions contemplated by this Agreement. Prior to making any public disclosure of this Agreement or the transactions contemplated by this Agreement, the Company shall provide the Purchaser and its counsel with a draft of the disclosure and provide them with the opportunity to provide the Company with comments on the disclosure.

1.2              Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)                “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(b)               “Board” means the board of directors of the Company.

(c)                “By-laws” means the By-laws of the Company, as may be amended in accordance with the terms of this Agreement, the Certificate of Amendment and applicable Law from time to time.

(d)               “Code” means the Internal Revenue Code of 1986, as amended.

(e)                “Commission” means the United States Securities and Exchange Commission.

(f)                “Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in to and under any of the foregoing, and any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(g)               “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

(h)               “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(i)                 “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

(j)                 “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived), (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

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(k)               “GAAP” means generally accepted accounting principles in the United States of America.

(l)                 “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(m)             “Law” means any and all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

(n)               “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company.

(o)               “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

(p)               “Option” with respect to any Person means any security, right, subscription, warrant, option, “phantom” stock right or other contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

(q)               “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

(r)                 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(s)                “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

(t)                 “Registrable Securities” means shares of Common Stock underlying the Shares and the shares of Common Stock underlying any shares of Series B Preferred Stock issued as dividends on the Shares, and the shares of Common Stock underlying the Warrants. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Registrable Securities are freely saleable under Rule 144 without volume limitations.

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(u)               “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(v)               “subsidiary” means with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

(w)             “Subsidiary” means any subsidiary of the Company.

(x)               “Tax” means any present or future tax, levy, impost, duty, deduction, withholding, assessment, fee or other charge imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

2.                  Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit B to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date hereof. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is intended to be applicable to such other sections and subsections.

For purposes of these representations and warranties (other than those in Subsections 2.2, 2.3, 2.4, 2.5, and 2.6), the term “the Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1              Organization, Good Standing, Corporate Power and Qualification

. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

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2.2              Capitalization.

(a)                The authorized capital of the Company consists, as of the date hereof, of:

(i)                 200,000,000 shares of Common Stock, 39,070,366 shares of which are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(ii)               10,000,000 shares of Preferred Stock, of which 125,000 shares have been designated as Series A Convertible Preferred Stock (“Series A Preferred Stock” and together with the Series B Preferred Stock, the “Preferred Stock”) and of which 300,000 shares have been designated as Series B Preferred Stock. The rights, privileges and preferences of the Preferred Stock are as stated in the Certificate of Incorporation of the Company, as amended (including, for the avoidance of doubt, the amendments provided in the Certificate of Amendment), and as provided by the New York Business Corporation Law. There are 53,178 outstanding shares of Series A Preferred Stock and, except for such shares, no other shares of Series A Preferred Stock are outstanding.

(b)               Except as set forth in Subsection 2.2(a) hereof and Section 2.2(b) of the Disclosure Schedule, there are no other shares of capital stock of the Company or Options issued or outstanding. The Company has reserved a sufficient number of shares of Common Stock to be issued in connection with the Preferred Stock and the Options.

2.3              Subsidiaries. Except as set forth in Section 2.3 of the Disclosure Schedule, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company owns all of the stock in its subsidiaries. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4              Authorization. All corporate action required to be taken by the Company in order to authorize the Company to enter into this Agreement, issue the Warrants (as hereinafter defined), file the Certificate of Amendment and issue the Shares and Warrants and the Common Stock issuable upon conversion of the Shares or exercise of the Warrants, has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement and the other documents referenced above, the performance of all obligations of the Company under this Agreement to be performed, and the issuance and delivery of the Shares has been taken. The Agreement, the Warrants and the Certificate of Amendment, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent indemnification provisions may be limited by applicable federal or state securities laws.

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2.5              Valid Issuance of Shares. The Shares and Warrants, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement and subject to the filings described in Subsection 2.6 below, the Shares will be issued, in compliance with all applicable federal and state securities laws. The shares of Series B Preferred Stock that will be issued as dividends on the Shares and on other shares of Series B Preferred Stock that will have been issued as dividends, when issued and delivered in accordance with the terms of the Certificate of Amendment, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. The Common Stock issuable upon conversion of the Shares and exercise of the Warrants has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Amendment or the Warrants, as the case may be, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by the Purchaser. Based in part upon the representations of the Purchaser in Section 3 of this Agreement, and subject to Subsection 2.6 below, the Common Stock issuable upon conversion of the Shares and exercise of the Warrants will be issued in compliance with all applicable federal and state securities laws.

2.6              Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any other Person is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Amendment, which will have been filed as of the date hereof, (ii) the filing with the Commission of a Current Report on Form 8-K with respect to the transactions contemplated hereby, (iii) the written consent of the holders of at least a majority of the outstanding Series A Preferred Stock and (iv) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.7              Compliance with Other Instruments. Except as set forth on Section 2.7 of the Disclosure Schedule, the Company is not in violation or default (i) of any provisions of its Restated Certificate of Incorporation or By-laws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any credit agreement or facility, note, indenture or mortgage, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of Law, except in the case of each of clauses (iv) and (v), such as would not reasonably be expected to result in a Material Adverse Effect, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default of or under, or any conflict with (in each case, with or without the passage of time and giving of notice) any of the provisions, instruments, judgments, orders, writs, decrees, agreements, notes, indentures, mortgages, leases, agreements, contracts, purchase orders, or Laws set forth in clauses (i) through (v) of this Subsection 2.7. Without limiting the generality of the foregoing, the delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

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2.8              Rights of Registration. The Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.

2.9              Property. Except as set forth in Section 2.9 of the Disclosure Schedule, the property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.10          SEC Filings; Financial Statements. The Company has delivered or made available to the Purchaser prior to the execution of this Agreement, true and complete copies of all periodic reports, registration statements and proxy statements filed by it with the Commission since July 27, 2008. Each of such filings with the Commission (collectively, the “SEC Filings”), as of its filing date, complied in all material respects with the requirements of the rules and regulations promulgated by the Commission with respect thereto and did not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made. The financial statements included in the SEC Filings (the “Financial Statements”) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) as described in the draft of the Quarterly Report on Form 10-Q for the quarter ended January 26, 2013 previously furnished to the Purchaser by the Company on March 7, 2013 (“Draft 10-Q”), (ii) liabilities incurred in the ordinary course of business subsequent to October 27, 2012, (iii) obligations under contracts and commitments incurred in the ordinary course of business and (iv) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate, would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

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2.11          Changes. Except as described in the Draft 10-Q, since October 27, 2012, the Company and its subsidiaries, taken as a whole, has not suffered any Material Adverse Effect, except for those occurring as a result of general economic or financial conditions affecting the United States as a whole or the region in which the Company conducts its business or developments that are not unique to the Company but also affect other entities engaged or participating in the women’s intimate apparel industry generally in a manner not materially less severely.

2.12          Insurance. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.13          Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.14          Compliance with Laws. Since October 27, 2012, the Company has conducted its business in compliance with all applicable Laws, court or administrative orders and processes and rules, directives and orders of regulatory and self-regulatory agencies and bodies, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

2.15          Labor Relations. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no significant unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened in writing against any of them before the National Labor Relations Board or any similar governmental authority in any jurisdiction, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened in writing against any of them, (b) no significant strike, labor dispute, slowdown or stoppage is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries and (c) to the best knowledge of the Company, no question concerning union representation exists with respect to the employees of the Company or any of its Subsidiaries, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

2.16          Intellectual Property. Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other person or entity, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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2.17          Litigation. Except as set forth in Section 2.17 of the Disclosure Schedule, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, that would result in a judgment or judgments against the Company or any of its Subsidiaries in an amount in excess of $200,000 or that could reasonably be expected to have a Material Adverse Effect or, to the knowledge of the Company, that involve this Agreement or the transactions contemplated hereby.

2.18          Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

2.19          ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

2.20          Solvency. Immediately after the consummation of the transactions contemplated by this Agreement (i) the fair value of the assets of each of the Company and Subsidiaries at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each of the Company and its Subsidiaries will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each of the Company and its Subsidiaries will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each of the Company and its Subsidiaries will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the date hereof.

2.21          Disclosure. The Company has disclosed to the Purchaser all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company or any of its Subsidiaries to the Purchaser in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

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3.                  Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

3.1              Authorization. The Purchaser has full power and authority to enter into this Agreement. The Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (b) to the extent indemnification provisions may be limited by applicable federal or state securities laws.

3.2              Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the securities laws of the United States. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.3              Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities, SEC Filings and Draft 10-Q. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

3.4              Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares or Warrants, or the Common Stock into which it may be converted or exercised, as applicable, for resale except as set forth in this Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

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3.5              No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.6              Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, will bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS.”

3.7              Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8              Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.9              No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.10          Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

3.11          Residence. The principal place of business of the Purchaser is identified in the address of the Purchaser set forth on the signature page hereof.

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4.                  Deliveries by the Company. On or before the date hereof, the Company shall deliver the following to Purchaser:

4.1              Company Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Purchaser a certificate certifying that (i) the representations and warranties of the Company contained in Section 2 that are (A) qualified as to materiality are true and correct and (B) not qualified as to materiality are true and correct in all material respects and (ii) the Company shall have performed and complied with all covenants, agreements, obligations and conditions in this Agreement that are required to be performed or complied with by the Company on or before the date hereof.

4.2                                                              Opinion of Company Counsel. The Purchaser shall have received from Graubard Miller, counsel for the Company, an opinion in substantially the form of Exhibit C attached to this Agreement.

4.3              Amendments to Certain Corporate Documents.

(a)                The Company shall have filed the Certificate of Amendment with the Secretary of State of New York.

(b)               The Company shall have duly adopted the amendments to its By-laws as set forth on Exhibit D.

4.4              Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchaser a certificate certifying (i) the Restated Certificate of Incorporation and By-laws of the Company and (ii) resolutions of the Board approving the Agreement, the transactions contemplated under the Agreement and the Certificate of Amendment (including, without limitation, a waiver of Section 912(b) of the New York Business Corporation Law).

4.5              Expenses. The Company shall pay, or reimburse the Purchaser for, all reasonable expenses incurred (including but not limited to reasonable attorneys’ fees and disbursements) in an amount not to exceed $ 200,000 in connection with the negotiation and documentation of this Agreement and the ancillary documents hereto and the issuance of the Shares to it hereunder and thereafter.

4.6              Shares. The Company shall deliver to the Purchaser a certificate representing the Shares.

4.7              Warrants. The Company shall have duly executed and issued to the Purchaser each of the warrants attached hereto as Exhibits E-1 through E-6 (the “Warrants”).

5.                  Deliveries by the Purchaser.

5.1              Purchase Price. The Purchaser shall pay the purchase price for the Shares by wire transfer to a bank account designated by the Company.

5.2              Purchaser Compliance Certificate. The Purchaser shall deliver to the Company a certificate certifying that (i) the representations and warranties of the Purchaser contained in Section 3 that are (A) qualified as to materiality are true and correct and (B) not qualified as to materiality are true and correct in all material respects and (ii) the Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions in this Agreement that are required to be performed or complied with by the Purchaser on or before the date hereof.

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6.                  Additional Obligations.

6.1              Registration Rights. Within 60 days after the Closing, the Company shall (i) file a registration statement (“Registration Statement”) with the Commission covering the resale by the Purchaser of the Registrable Securities, (ii) use its best efforts to have such Registration Statement declared effective as promptly as practicable thereafter, and (iii) keep the Registration Statement effective until (1) the date on which the Registrable Securities may be resold by the Purchaser without registration under the Securities Act and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (2) all of the Registrable Securities have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect. The Purchaser understands, however, that notwithstanding this obligation on the part of the Company to register the resale of the Registrable Securities and to keep the Registration Statement effective, there is no assurance that the Company will be able to have the Registration Statement declared effective and keep the Registration Statement effective until the Purchaser has sold all the Registrable Securities owned by the Purchaser registered thereon. The Company’s obligation to register the Registrable Securities pursuant to the Registration Statement shall be subject to the Purchaser’s delivery to the Company of such information regarding the Purchaser, the securities of the Company held by the Purchaser, and the intended method of disposition of the Registrable Securities as reasonably required by the Company to effect the registration of such Registrable Securities. The Company shall, promptly upon receipt of notice of a transfer by the Purchaser, add to the Registration Statement any transferee of the Shares, any transferee of any shares of Series B Preferred Stock issued as dividends on the Shares, and any transferee of the Warrants. In addition to, and without limiting the generality of, the foregoing, Purchaser shall have the additional registration rights set forth on Exhibit F.

6.2              Use of Proceeds. The Company shall use the proceeds of the sale of Shares hereunder solely for ordinary course working capital and operational requirements of the Company and for paying, settling or discharging accounts payable of the Company.

6.3              Actions Required With Respect to Dividends. The Company shall take all actions required or permitted under the Business Corporation Law of the State of New York (the “BCL”) (a) to permit the payment of the Series B Preferred Dividend (as defined in the Certificate of Amendment), including through the revaluation of its assets in accordance with the BCL, to make or keep funds legally available for the payment of dividends and (b) to declare and pay such dividends.

6.4              Stockholder Meeting; Proxy Material.

(a)                The Company shall cause a general or special meeting of its shareholders (the “Company Shareholders' Meeting”) to be duly called and held as soon as reasonably practicable, but in no event later than February 1, 2014, for the purpose of voting on the approval and adoption of an amendment to the Certificate of Incorporation of the Company providing that the shareholders entitled to vote may take any action that they might have taken at a meeting of shareholders on written consent setting forth the action so taken signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action (the “Proposed Certificate Amendment”). The Company Board shall submit the Proposed Certificate Amendment to its shareholders at the Company Shareholders' Meeting.

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(b)               The Company shall use its best efforts to prepare and file a proxy statement (the “Proxy Statement”) with the Commission and shall use its best efforts to cause the Proxy Statement to be mailed to Company shareholders in advance of the Company Shareholders' Meeting. The Company shall give the Purchaser and its counsel the opportunity to review the Proxy Statement and all amendments and supplements thereto, prior to their being filed with the Commission. The Company will notify the Purchaser promptly of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply the Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the Commission, on the other hand, with respect to the Proxy Statement. If at any time prior to the Company Shareholders' Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its shareholders such an amendment or supplement.

(c)                None of the information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or any amendment thereof or supplement thereto will, at the time the Proxy Statement or any amendment thereof or supplement thereto is first mailed to the Company’s shareholders and at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will be prepared in accordance with and comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder as in effect from time to time.

6.5              Series B Directors. The Company shall use its best efforts to cause the rights granted to the Purchaser with respect to the nomination and appointment of the Series B Directors (as defined in the Certificate of Amendment) under this Agreement and the Certificate of Amendment to inure to the benefit of Purchaser. Such efforts on the part of the Company shall include, but not be limited to, the nomination and appointment of the Series B Directors. The Company shall enter into separate indemnification agreements upon the election or appointment of such Series B Director, in the form attached hereto as Exhibit G, with each such Series B Director.

7.                  Miscellaneous.

7.1              Survival of Warranties and Covenants. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive for twelve (12) months from the date hereof (the date that is twelve (12) months from the date hereof, the “Survival Date”) regardless of any investigation made by the Purchaser or on its behalf. Notwithstanding any provision to the contrary contained in this Agreement, with respect to claims for breaches of representations and warranties contained in this Agreement, no party will be liable with respect thereto unless written notice of a possible claim with respect to such breach is given by the party making such claim on or prior to the Survival Date, it being understood that so long as such written notice is given on or prior to the Survival Date, such representations and warranties shall continue to survive until such matter is resolved. All covenants and agreements contained herein shall survive until they are completed or no longer applicable in accordance with the terms of this Agreement.

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7.2              Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. The Purchaser shall be permitted to assign its rights under this Agreement with the prior written consent of the Company, which shall not be unreasonably withheld. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3              Indemnification.

(a)                The Company shall defend, protect, indemnify and hold harmless the Purchaser, and all of its officers, directors, employees, affiliates and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Purchaser Indemnitees”) from and against any and all actions, causes of action, suits, claims, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Purchaser Indemnitee is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Purchaser Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any of the agreements contemplated hereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any of the agreements contemplated hereby, or (c) the execution, delivery or performance of this Agreement, any Agreements contemplated hereby including the Certificate of Amendment or the transactions contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The indemnification provided for under this Subsection 7.3(a) shall not apply to any Indemnified Liabilities arising out of the gross negligence or intentional misconduct of any Purchaser Indemnitee.

(b)               The Purchaser shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees, affiliates and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Purchaser in this Agreement or any of the agreements contemplate hereby, or (b) any breach of any covenant, agreement or obligation of the Purchaser contained in this Agreement or any of the agreements contemplated thereby. To the extent that the foregoing undertaking by the Purchaser may be unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The indemnification provided for under this Subsection 7.3(b) shall not apply to any Indemnified Liabilities arising out of the gross negligence or intentional misconduct of any Company Indemnitee.

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(c)                No amount shall be payable under this Section 7.3 unless the aggregate amount of all Indemnified Liabilities otherwise payable by a party exceeds $100,000, in which event the entire amount of such Indemnified Liabilities shall be payable from the first dollar.

7.4              Governing Law. This Agreement shall be governed by and construed in accordance with the laws in effect in the State of New York, without giving effect to its conflicts of law principles (other than § 5-1401 of the New York General Obligations Law).

7.5              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.6              Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7              Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 7.7. If notice is given to the Company, a copy shall also be sent to Graubard Miller, 405 Lexington Avenue, New York, New York 10174, Attn: David Alan Miller, Esq. and if notice is given to the Purchaser, a copy shall also be given to Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, Attn: Roland Hlawaty, Esq.

7.8              No Finder’s Fees. Except as set forth in Section 7.8 of the Disclosure Schedule, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

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7.9              Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and (i) the holders of at least 50% of the then-outstanding Shares. Any amendment or waiver effected in accordance with this Subsection 7.9 shall be binding upon the Purchaser and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

7.10          Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.11          Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.12          Entire Agreement. This Agreement (including the Exhibits hereto) and the Certificate of Amendment constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

7.13          Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the District of Southern New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of New York or the United States District Court for the District of Southern New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

FREDERICK’S OF HOLLYWOOD GROUP INC.

By: /s/ Thomas J. Lynch

Name: Thomas J. Lynch

Title: Chief Executive Officer

Address:	6255 Sunset Blvd., 6th Floor Hollywood, CA 90028

PURCHASER:

Five Island Asset Management LLC

By: /s/ Philip A. Falcone

Name: Philip A. Falcone

Title: Chief Executive Officer

Address:	c/o Harbinger Group Inc.

Attention: Gus Cheliotis

450 Park Avenue, 30th Floor

New York, NY 10022

EXHIBIT A

FORM OF CERTIFICATE OF AMENDMENT

[See Exhibit 3.1 to Current Report on Form 8-K.]

EXHIBIT B

DISCLOSURE SCHEDULE

EXHIBIT C

FORM OF OPINION

GRAUBARD MILLER
The Chrysler Building
405 Lexington Avenue
New York, NY 10174-1901

March 15, 2013

Five Island Asset Management LLC

c/o Harbinger Group Inc.

450 Park Avenue, 30th Floor

New York, NY 10022

Re: Frederick’s of Hollywood Group Inc.

Ladies and Gentlemen:

This opinion is being furnished pursuant to Section 4.2 of the Series B Preferred Stock Purchase Agreement (the “Agreement”), by and between Frederick’s of Hollywood Group Inc., a New York corporation (the “Company”), and Five Island Asset Management LLC (the “Purchaser”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Agreement.

We have acted as counsel to the Company in connection with the preparation, execution and delivery of the Agreement. As such counsel, we have examined and are familiar with and have relied upon the following documents:

(a)	the Restated Certificate of Incorporation and by-laws, each as amended to date, of the Company;

(b)	a copy of the Agreement, the Warrants and the Certificate of Amendment (collectively, the “Transaction Documents”); and

(c)	such other records of meetings, documents, instruments and certificates (including but not limited to certificates of public officials and officers of the Company) as we have considered necessary for purposes of this opinion.

In connection with the above listed items, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of the documents submitted to us as certified, fax or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon the certificates of officers of the Company and upon the representations and warranties of the Company contained in the Agreement.

Based on the foregoing and upon such investigation as we have deemed necessary, we give you our opinion as follows:

1.                  The Company is a corporation duly organized under the laws of the State of New York. The Company is validly existing in the State of New York

2.                  The Company has the corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party. The Company has the corporate power and authority to own, lease and operate its properties and to carry on its business as it is now conducted.

3.                  Each of the Transaction Documents to which the Company is a party have been duly authorized, executed and delivered by the Company.

4.                  Each of the Transaction Documents to which the Company is a party is a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent indemnification provisions may be limited by applicable federal or state securities laws.

5.                  The shares of Series B Preferred Stock being purchased under the Purchase Agreement are duly authorized and will be validly issued, fully paid and nonassessable when paid for in accordance with the Purchase Agreement.

6.                  The execution and delivery by the Company of each of the Transaction Documents to which it is a party, and the performance by the Company of its obligations thereunder, will not (a) violate the Restated Certificate or by-laws of the Company, (b), to our knowledge, violate any federal or New York law or governmental rule or regulation applicable to the Company, except as would not have a Material Adverse Effect on the Company, or (c), to our knowledge, require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any Governmental Authority under any federal or New York statute or regulation or the Business Corporation Law of the State of New York, applicable to the Company on or prior to the date hereof, that have not been obtained or made, except for (i) the filing of the Certificate of Amendment, which will have been filed as of the date hereof, (ii) the filing with the Commission of a Current Report on Form 8-K with respect to the transactions contemplated by the Transaction Documents, (iii) the written consent of the holders of at least a majority of the outstanding Series A Preferred Stock and (iv)  filings pursuant to Regulation D of the Securities Act, and applicable state securities laws.

7.                  To our knowledge, the Company is not a party to, or expressly bound by, any judgment, injunction or decree of any court or governmental authority which would restrict or interfere with the performance by it of its obligations under the Transaction Documents to which it is a party.

8.                  Assuming the accuracy of the representations and warranties of the Purchasers set forth in the Purchase Agreement, the offer and sale of the shares of the Series B Preferred Equity under the terms and conditions set forth in the Purchase Agreement, is exempt from the registration requirements of the Securities Act of 1933, as amended.

No opinion is expressed herein other than as to the laws of the State of New York and the federal securities laws of the United States of America. Specifically, we express no opinion with respect to (i) the law of any other state of the United States, and (ii) the law of any foreign country, including any such law governing the issuance of securities in any such country.

Where an opinion is qualified by our knowledge as to a certain matter relating to the Company, knowledge is deemed to be based on the actual knowledge of those attorneys that are currently employed by this firm as of the date of this opinion who have been actively engaged on matters for which we have been employed by the Company.

This opinion is addressed solely to the Purchaser, and is being delivered to it. This opinion is solely for the benefit of the Purchaser and may not be relied upon in any manner by any other person.

Very truly yours,

/s/ GRAUBARD MILLER

EXHIBIT D

SECOND AMENDED AND RESTATED BY-LAWS

[See Exhibit 3.2 to Current Report on Form 8-K.]

EXHIBIT E

FORM OF WARRANT

[See Exhibits 10.2 – 10.7 to the Current Report on Form 8-K]

Exhibit F

EXHIBIT F

Additional Agreement With Respect to Registration Rights

The registration rights set forth in this Exhibit F to the Series B Preferred Stock Purchase Agreement (the “Agreement”) shall be in addition to the rights set forth in Section 6.1 thereof. Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

W I T N E S S E T H :

1.	Definitions. As used in this Exhibit F, the following terms have the following meanings:

“Agreement” has the meaning set forth in the introduction.

“Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday in the States of New York) on which banks are open for business in the States of New York.

“Delay Period” has the meaning set forth in Section 2(d).

“Demand Notice” has the meaning set forth in Section 2(a)(i).

“Demand Registration” has the meaning set forth in Section 2(b).

“Effectiveness Period” has the meaning set forth in Section 2(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“free writing prospectus” shall have the meaning set forth in Rule 405 under the Securities Act.

“Indemnified Party” shall have the meaning set forth in Section 7(c).

“Indemnifying Party” shall have the meaning set forth in Section 7(c).

“Inspectors” has the meaning set forth in Section 4(j).

“Interruption Period” has the meaning set forth in Section 4.

“Losses” has the meaning set forth in Section 7(a).

“Marketing Materials” has the meaning set forth in Section 7(a).

“Other Securities” has the meaning set forth in Section 2(a)(ii).

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus, including any free writing prospectus.

“Records” has the meaning set forth in Section 4(j).

“Registration” means registration under the Securities Act of an offering of Registrable Securities pursuant to a Demand Registration or a Piggyback Registration.

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement. The term “Registration Statement” shall also include any registration statement filed pursuant to Rule 462(b) to register additional securities in connection with any offering.

“road show” means any “road show” as defined in Rule 433 under the Securities Act, including an electronic road show.

“SEC” means the Securities and Exchange Commission or any other governmental agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration” means the filing of a Registration Statement relating to Registrable Securities, to provide for the sale by the holders thereof of the Registrable Securities from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

“underwritten offering” means a registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

2.	Demand Registration.

(a)                (i) At any time after the date of the Agreement, the Purchaser shall have the right, by written notice given to the Company (a “Demand Notice”), to request the Company to register under and in accordance with the provisions of the Securities Act all or any portion of the Registrable Securities designated by the Purchaser; provided, however, that the Purchaser shall only be entitled to two (2) Demand Registrations pursuant to the provisions of this Section 2(a)(i) at any time where the Company is not eligible to use Form S-3 for the registration of Registrable Securities for resale unless any Demand Registration does not become effective or is not maintained in effect for the respective periods set forth in Section 2(c), in which case the Purchaser will be entitled to an additional Demand Registration pursuant hereto. Provided that the Company is eligible for use of Form S-3 (or any successor form), the Purchaser shall have the right to request the Company to register under and, in accordance with, the provisions of the Securities Act all or any portion of the Registrable Securities.

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(ii) In connection with any Demand Registration in which holders of unregistered securities of the Company have a right or otherwise elect to participate in the Demand Registration, and in the event that such Demand Registration involves an underwritten offering and the managing underwriter or underwriters participating in such offering advise in writing that the total number of securities to be included in such offering exceeds the amount that can be sold in (or during the time of) such offering without delaying or jeopardizing the success of such offering (including the price per share of the Registrable Securities to be sold), then the Registrable Securities to be offered should have priority over all other securities (the “Other Securities”) that may be included in such offering, and any securities remaining after the Registrable Securities have been included in such offering shall be distributed amongst the holders of the Other Securities pro rata according to each such holder’s overall percentage of ownership in the Company. In the event of such a pro-rata distribution, to the extent that any holder (or holders) has not submitted a valid demand notice, or withdraws from the underwriting, then those shares that would have been allocated pro-rata to the non-participating holder if they had participated shall be distributed amongst the other participating holders, pro rata according to each participating holder’s overall percentage of ownership in the Company.

(b)               The Company, within sixty (60) days of the date on which the Company receives a Demand Notice given by the Purchaser in accordance with Section 2(a), shall file with the SEC, and the Company shall thereafter use its best efforts to cause to be declared effective as promptly as practicable, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the total number of Registrable Securities specified by the Purchaser in such Demand Notice (a “Demand Registration”). Any Demand Registration may, at the request of the Purchaser, be a Shelf Registration. Notwithstanding the foregoing, if the 60-day period shall expire after the 45th day subsequent to the Company’s fiscal year end, the Company shall have until the later of (i) the last day of such 60-day period and (ii) five (5) business days following the date the Company’s annual report on Form 10-K for such fiscal year is filed to file such Registration Statement.

(c)                The Company shall use commercially reasonable efforts to keep each Registration Statement filed pursuant to this Section 2 continuously effective and usable for the resale of the Registrable Securities covered thereby (i) in the case of a Registration that is not a Shelf Registration, for a period of one hundred twenty (120) days from the date on which the SEC declares such Registration Statement effective and (ii) in the case of a Shelf Registration, for a period of three (3) years from the date on which the SEC declares such Registration Statement effective, in either case (x) until such earlier date as all of the securities covered by such Registration Statement have been sold pursuant to such Registration Statement, and (y) as such period may be extended pursuant to this Section 2. The time period for which the Company is required to maintain the effectiveness of any Registration Statement shall be extended by the aggregate number of days of all Delay Periods and all Interruption Periods occurring with respect to such Registration and such period and any extension thereof is hereinafter referred to as the “Effectiveness Period”.

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(d)               The Company shall be entitled to postpone the filing of any Registration Statement otherwise required to be prepared and filed by the Company pursuant to this Section 2, or suspend the use of any effective Registration Statement under this Section 2, for a reasonable period of time (a “Delay Period”), if the Board of the Company determines in good faith and in the Board’s reasonable judgment that the registration and distribution of the Registrable Securities covered or to be covered by such Registration Statement would materially interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Purchaser written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided, however, that (i) the aggregate number of days included in all Delay Periods during any consecutive twelve (12) months shall not exceed the aggregate of (x) forty-five (45) days minus (y) the number of days occurring during all Interruption Periods during such consecutive twelve (12) months and (ii) a period of at least forty-five (45) days shall elapse between the termination of any Delay Period or Interruption Period and the commencement of the immediately succeeding Delay Period. If the Company shall so postpone the filing of a Registration Statement, the Purchaser shall have the right to withdraw the request for registration within forty-five (45) days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of requests for registration to which the Purchaser is entitled pursuant to this Section 2). The Company shall not be entitled to initiate or continue a Delay Period unless it shall (A) concurrently prohibit sales by all other security holders under registration statements covering securities held by such other security holders and (B) in accordance with the Company’s policies from time to time in effect, forbid purchases and sales in the open market by directors and executive officers of the Company.

(e)                The Company shall not include any securities (whether for its own account or otherwise) that are not Registrable Securities in any Registration Statement filed pursuant to this Section 2 if inclusion of such securities results in a reduction in the number of Registrable Securities that may be included in such Registration Statement without the prior written consent of the Purchaser. Any such securities so included shall be subject to the cut-back provisions of Section 2(a)(ii).

(f)                The Purchaser may, at any time prior to the effective date of the Registration Statement relating to such Registration, revoke such request by providing a written notice to the Company revoking such request. Any such Demand Request so withdrawn shall not be counted for purposes of determining the number of requests for registration to which the Purchaser is entitled pursuant to this Section 2 if the Purchaser reimburses the Company for all its out-of-pocket expenses incurred in the preparation, filing and processing of the Registration Statement; provided, however, that, if such revocation was based on (i) the Company’s failure to comply in any material respect with its obligations hereunder or (ii) the institution by the Company of a Delay Period or the occurrence of any Interruption Period, such reimbursement shall not be required.

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3.	Piggyback Registration.

(a)                Right to Piggyback. If at any time the Company proposes to file a registration statement under the Securities Act with respect to a public offering by the Company for its own account of securities of the same type as the Registrable Securities (other than a registration statement (i) on Form S-8 or Form S-4 or any successor forms thereto, or (ii) filed solely in connection with a dividend reinvestment plan or an employee benefit plan covering only officers or directors of the Company or its Affiliates), then the Company shall give written notice of such proposed filing to the Purchaser at least fifteen (15) days before the anticipated filing date. Such notice shall offer the Purchaser the opportunity to register such amount of Registrable Securities as it may request (a “Piggyback Registration”). Subject to Section 3(b), the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) days after notice has been given to the Purchaser. The Purchaser shall be permitted to withdraw all or any portion of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

(b)               Priority on Piggyback Registrations. The Company shall permit the Purchaser to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company or any other persons included therein. Notwithstanding the foregoing, if the Company or the managing underwriter or underwriters participating in such offering advise the Purchaser in writing that the total amount of securities requested to be included in such Piggyback Registration exceeds the amount which can be sold in (or during the time of) such offering without delaying or jeopardizing the success of the offering (including the price per share of the securities to be sold), then the amount of securities to be offered for the account of the Purchaser and other holders of securities who have piggyback registration rights with respect thereto shall be reduced pro rata on the basis of the number of Common Stock equivalents requested to be registered by each Purchaser or other holder participating in such offering.

4.                  Registration Procedures. In connection with the registration obligations of the Company pursuant to and in accordance with Sections 2 and 3 (and subject to Sections 2 and 3), the Company shall use reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)                prepare and file with the SEC a Registration Statement for the sale of the Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate in accordance with the Purchaser’s intended method or methods of distribution thereof, and use reasonable best efforts to cause such Registration Statement to become effective and remain effective as provided herein;

(b)               prepare and file with the SEC such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related Prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Purchaser, make generally available earnings statements satisfying the provisions of Section 11(a) of the Securities Act (provided that the Company shall be deemed to have complied with this Section if it has complied with Rule 158 under the Securities Act), and cause the related Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; provided, however, that before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act that are incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus except to the extent that such reports related primarily to the offering), the Company shall furnish to the Purchaser and its counsel for review and comment, copies of all documents required to be filed;

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(c)                notify the Purchaser promptly and (if requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the related Prospectus or for additional information regarding the Company or the Purchaser, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, Prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(d)               use reasonable best efforts to prevent the issuance of any order suspending the effectiveness of such Registration Statement or the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States, and to obtain the lifting or withdrawal of any such order at the earliest practicable time;

(e)                furnish to the Purchaser and its counsel and each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the SEC, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, any free writing prospectus, each final Prospectus and any post-effective amendment or supplement thereto, as the Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities of the Purchaser covered by such Registration Statement in conformity with the requirements of the Securities Act;

(f)                prior to any public offering of Registrable Securities covered by such Registration Statement, use its reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Purchaser shall reasonably request in writing; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time required to be so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject;

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(g)               upon the occurrence of any event contemplated by Section 4(c)(v), prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder (including upon the termination of any Delay Period), such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h)               use reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted, or, if none, on such securities exchange or automated interdealer quotation system reasonably selected by the Company;

(i)                 on or before the effective date of such Registration Statement, provide the transfer agent of the Company for the Registrable Securities with printed certificates for the Registrable Securities covered by such Registration Statement, which are in a form eligible for deposit with The Depository Trust Company, unless such securities will be issued in book entry only form;

(j)                 if such offering is an underwritten offering, make available for inspection by the Purchaser, any underwriter participating in any offering pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Purchaser or underwriter (collectively, the “Inspectors”), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibilities; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement reasonably satisfactory to the Company, which shall permit the disclosure of such Records in such Registration Statement or the related Prospectus if (i) necessary to avoid or correct a material misstatement in or material omission from such Registration Statement or Prospectus or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided further, however, that (A) any decision regarding the disclosure of information pursuant to subsection (i) shall be made only after consultation with counsel for the applicable Inspectors and the Company and (B) with respect to any release of Records pursuant to subsection (ii), the Purchaser agrees that it shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company so that the Company, at the Company’s expense, may undertake appropriate action to prevent disclosure of such Records;

(k)               not later than the effective date of a registration statement, the Company shall provide to the Purchaser the CUSIP number for all Registrable Securities; and

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(l)                 if such offering is an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other appropriate and reasonable actions requested by the Purchaser (including those reasonably requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) use reasonable best efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and counsel to the Purchaser), addressed to the Purchaser and each of the underwriters as to the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (ii) use reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling holder of Registrable Securities covered by the Registration Statement (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iii) if requested and if an underwriting agreement is entered into, provide indemnification provisions and procedures customary for underwritten public offerings, but in any event no less favorable to the indemnified parties than the provisions set forth in Section 7, (iv) allow, and provide for, Purchaser’s participation in road shows, management presentations, investor meetings and other customary participation in connection therewith, and (v) provide for the reasonable participation and cooperation by the management of the Company with respect thereto, including participation by management in road shows, investor meetings and other customary cooperation. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

The Company may require the Purchaser to furnish such information regarding the Purchaser and its intended method of disposition of such Registrable Securities as it may from time to time reasonably request in writing. Notwithstanding the foregoing, in no event shall the Purchaser be required to provide any information about its investors unless required by the SEC to do so.

The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv) or 4(c)(v), that it shall discontinue disposition of any Registrable Securities covered by such Registration Statement or the related Prospectus until receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(g), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amended or supplemented Prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such Prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Purchaser shall deliver to the Company (at the expense of the Company) all copies then in its possession, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such request.

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5.                  Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, the Company shall pay all costs, fees and expenses incident to the Company’s performance of or compliance with this Agreement, including (i) all registration and filing fees, including FINRA filing fees, (ii) all fees and expenses of compliance with securities or “Blue Sky” laws, including reasonable fees and disbursements of counsel in connection therewith, (iii) printing expenses (including expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Purchaser or the managing underwriter, if any) and expenses associated with a road show, (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company, (vi) fees and disbursements of all independent certified public accountants of the Company (including expenses of any “cold comfort” letters required in connection with this Agreement) and all other persons retained by the Company in connection with such Registration Statement, (vii) fees and disbursements of one counsel, other than the Company’s counsel, selected by the Purchaser, (viii) in the event of an underwritten offering, the expenses of the Company and the underwriters associated with any “road show” which are customarily paid or reimbursed by issuers and (ix) all other costs, fees and expenses incident to the Company’s performance or compliance with this Agreement. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the fees and expenses of the underwriters pro rata in proportion to the respective amount of shares each is selling in such offering.

6. Underwriting Requirements.

(a)                Subject to Section 6(c), the Purchaser shall have the right, by written notice, to request that any Demand Registration provide for an underwritten offering.

(b)               In the case of any underwritten offering pursuant to a Demand Registration, the Purchaser shall select the institution or institutions that shall manage or lead such offering. In the case of any underwritten offering pursuant to a Piggyback Registration, the Company shall select the institution or institutions that shall manage or lead such offering.

(c)                In the case of any Piggyback Registration that is an underwritten offering, the Purchaser shall not be entitled to participate in an underwritten offering unless and until it has entered into an underwriting or other agreement with such institution or institutions for such offering in such form as the Company and such institution or institutions shall reasonably determine; provided, that the Purchaser shall not be required to make any representation or warranties to the Company or the underwriters (other than representations and warranties regarding itself and its ownership of the shares to be sold pursuant to such underwriting) or to undertake any indemnification or contribution obligations to the Company or any underwriter with respect thereto, other than as specifically provided in Section 7.

7. Indemnification.

(a)                Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, the Purchaser and its officers, directors and agents and employees, each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs (including costs of investigation or preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or based upon (w) any untrue or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or in any amendment or supplement thereto in any preliminary prospectus, any free writing prospectus, any information the Company has filed or is required to file pursuant to Rule 433(d) under the Securities Act, or any other material or information provided to or made available to investors by, or with the approval of, the Company in connection with the offering, including any road show for the offering (collectively, “Marketing Materials”), (x) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by or on behalf of the Purchaser expressly for use in the Marketing Materials, (y) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (z) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be liable to the Purchaser to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) having previously been furnished by or on behalf of the Company with copies of the Prospectus, the Purchaser failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities by the Purchaser to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected in all material respects such untrue statement or alleged untrue statement or such omission or alleged omission; and provided further, however, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (A) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in all material respects in an amendment or supplement to the Prospectus and (B) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, the Purchaser thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities.

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(b)               Indemnification by the Purchaser. In connection with any Registration Statement in which the Purchaser is participating, the Purchaser shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Marketing Materials and agrees to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents or employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling Persons, from and against all Losses arising out of or based upon (x) any untrue or alleged untrue statement of a material fact contained in the Marketing Materials or (y) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is based upon and is consistent with information so furnished in writing by or on behalf of it to the Company expressly for use in such Marketing Materials. The Purchaser shall not be held liable for any damages in excess of the total amount of proceeds received from the sale of the Registrable Securities sold by it (net of all underwriting discounts and commissions) under that particular Registration Statement.

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(c)                Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that (i) an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party agrees to pay such fees and expenses; (2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any proceeding (including impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are in addition to or are inconsistent with those available to the Indemnifying Party or that a conflict of interest is likely to exist among such Indemnified Party and any other indemnified parties (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party); and (ii) subject to subsection (3) above, the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties. Whether or not such defense is assumed by the Indemnifying Party, such Indemnified Party shall not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

(d)               Contribution. If the indemnification provided for in this Section 7 is applicable in accordance with its terms but is legally unavailable to an Indemnified Party in respect of any Losses, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 7(d), the Purchaser shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received from the sale of the Registrable Securities sold by it (net of all underwriting discounts and commissions) exceeds the amount of any damages that it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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8. Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)                make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times for so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act;

(b)               file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act , a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in as the Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

9. Miscellaneous.

(a)                Specific Performance. The Company acknowledges and agrees that (a) irreparable damages would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and (b) remedies at law would not be adequate to compensate the non-breaching party. Accordingly, the Company agrees that the Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to an injunction or injunctions to prevent breaches of this Agreement and to enforce its rights hereunder. The right to equitable relief, including an injunction shall not be limited by any other provision of this Agreement. In any action or proceeding against it seeking an injunction or other equitable relief to enforce the provisions of this Agreement, the Company hereby (i) waives and agrees not to assert any defense that an adequate remedy exists at law or that the Purchaser would not be irreparably harmed and (ii) waives and agrees not to seek any requirement for the posting of any bond or other security in connection with any such action or proceeding.

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(b)               Time of the Essence; Calculation of Time Periods. The parties agree that time shall be of the essence in the performance of the Company’s obligations hereunder. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

(c)                Transferability of Rights Hereunder. The Purchaser shall have the right to transfer any or all of its rights hereunder to any purchaser or transferee of Registrable Securities, whereupon such purchaser or transferee shall have all of the benefits of contained herein.

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EXHIBIT G

FORM OF INDEMNIFICATION AGREEMENT

[See Exhibit 10.8 to Current Report on Form 8-K.]

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